UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 16, 2018
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
401 North 31st Street, Billings, MT
(Address of principal executive offices)
(406) 255-5390
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.01 Completion of Acquisition or Disposition of Assets

On August 16, 2018, First Interstate BancSystem, Inc. (the “First Interstate”) completed its previously announced acquisition of Northwest Bancorporation, Inc., a Washington corporation (“Northwest”), pursuant to the Agreement and Plan of Merger, dated as of April 25, 2018 (the “Merger Agreement”), by and between First Interstate and Northwest.  Under the terms of the Merger Agreement, Northwest merged with and into First Interstate (the “Merger”), with First Interstate being the surviving corporation of the Merger.  As a result, First Interstate has acquired Inland Northwest Bank, a Washington commercial bank, as a wholly-owned subsidiary.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of Northwest common stock became entitled to receive, for each share of Northwest common stock issued and outstanding immediately prior to the Effective Time, 0.516 shares of First Interstate Class A common stock. No fractional shares of First Interstate Class A common stock were issued in the Merger. Any fractional share of First Interstate common stock will be paid at the rate of $43.29 per share.

At the Effective Time, each outstanding stock purchase warrant to purchase shares of Northwest common stock that was outstanding as of immediately prior to the Effective Time was cancelled and terminated in exchange for a cash payment equal to the product of (1) the number of shares of Northwest common stock subject to the stock purchase warrant multiplied by (2) the amount by which $22.34 exceeded the exercise price of such stock purchase warrant, less applicable withholding taxes. At the Effective Time, each outstanding share of Northwest restricted stock vested and was converted into the right to receive 0.516 shares of First Interstate Class A common stock.

Based on the number of shares of Northwest common stock issued and outstanding immediately prior to the Effective Time, First Interstate is issuing approximately 3.9 million shares of First Interstate Class A common stock in connection with the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of First Interstate’s Current Report on Form 8-K filed on April 26, 2018 and is incorporated herein by reference.

Item 8.01 Other Events

On August 17, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	99.1	Press Release dated August 17, 2018.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 17, 2018

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer